Exhibit 4.6

EXECUTION VERSION

IHOP FRANCHISING, LLC,
as Issuer

and

IHOP IP, LLC,
as Co-Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Indenture Trustee

and

FINANCIAL GUARANTY INSURANCE COMPANY
Series Insurer

SERIES SUPPLEMENT

for the Series 2007-1 Fixed Rate Term Notes

March 16, 2007

This Series Supplement (the “Series Supplement”) is dated March 16, 2007 and is made among IHOP FRANCHISING, LLC, a Delaware limited liability company (the “Issuer”), IHOP IP, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), Wells Fargo Bank, National Association, as indenture trustee (herein, together with its permitted successors in the trusts under the Indenture, called the “Indenture Trustee”), and Financial Guaranty Insurance Company, a New York stock insurance company, as insurer as to the Notes issued pursuant to this Series Supplement (the “Series Insurer”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Co-Issuer and the Indenture Trustee have entered into the Base Indenture (the “Base Indenture”), dated as of March 16, 2007 providing for the issuance from time to time of one or more series of Notes, as provided therein.

WHEREAS, the Co-Issuers have determined to issue a Series of Notes consisting of $175,000,000 Fixed Rate Term Notes (the “Series 2007-1 Notes”);

WHEREAS, the Co-Issuers and the Indenture Trustee are executing and delivering this Series Supplement in order to create and provide for the Series 2007-1 Notes (the “Series Supplement” and, together with the Base Indenture, the “Indenture”); and

WHEREAS, the Series 2007-1 Notes are to be insured by the Series Insurer in accordance with the Insurance Policy (the “Insurance Policy”) of the Series Insurer, dated as of March 16, 2007 and the Series Insurer is executing this Series Supplement in order to acknowledge and confirm its rights and obligations relating to the Series 2007-1 Notes, the Series Insurer as provided by the Indenture, the Series 2007-1 Notes, the Insurance Policy and under the Insurance and Indemnification Agreement (the “Insurance Agreement”), dated as of March 16, 2007, among the Co-Issuers, the Series Insurer, IHOP Corp., International House of Pancakes, Inc., IHOP Holdings LLC and the Indenture Trustee.

NOW, THEREFORE, in consideration of mutual covenants and agreements and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein without definition shall have the meanings given to such terms in the Base Indenture.

ARTICLE II

[RESERVED]

ARTICLE III

CREATION OF SERIES 2007-1 NOTES; DESIGNATION

There is hereby created for issuance under this Series Supplement, upon and subject to the conditions set forth in Article IV below, a Series of Notes designated the Series 2007-1 Fixed Rate Term Notes (the “Series 2007-1 Notes”).  The Series 2007-1 Notes shall be a Senior Series of Notes for purposes of the Indenture.  The Series 2007-1 Notes shall be governed by the terms set forth in the Base Indenture and this Series Supplement.

ARTICLE IV

CONDITIONS TO ISSUANCE

The Series 2007-1 Notes shall be issued only upon (a) the satisfaction of the conditions precedent in the Base Indenture (including but not limited to those set forth in Section 2.3 and Article III thereof) and (b) receipt by the Indenture Trustee of the following:

(i)       counterparts of this Series Supplement executed and delivered by the Co-Issuers, the Indenture Trustee and the Series Insurer;

(ii)      a Company Order authorizing and directing the authentication and delivery of the Series 2007-1 Notes by the Indenture Trustee on the terms contained in this Series Supplement on the date specified in such Company Order;

(iii)     the Insurance Policy and the Insurance Agreement relating to the Series 2007-1 Notes;

(iv)    written confirmation that the Series 2007-1 Notes will be rated “Aaa” by Moody’s and “AAA” by S&P upon issuance; and

(v)     written confirmation that the Series 2007-1 Notes will receive a shadow rating (exclusive of the effect of any Insurance Policy) of at least “Baa3” by Moody’s and at least “BBB-” by S&P upon issuance.

ARTICLE V

PRINCIPAL Terms

Section 5.1             Series 2007-1 Note Interest Amount, Fees and Closing Date.

(a)           Series 2007-1 Note Interest Amount.  The Series 2007-1 Note Interest Amount shall be payable in arrears on each Payment Date commencing on April 20, 2007 as the

Series Interest Payment Amount relating to the Series 2007-1 Notes.  The “Series 2007-1 Note Interest Amount” shall be an amount equal to the accrued interest over the immediately preceding Interest Accrual Period at the Series 2007-1 Note Interest Rate on the Series 2007-1 Outstanding Principal Amount (on the first day of such Interest Accrual Period after giving effect to all payments of principal made to Holders of such Series of Notes on such day), calculated based on a 360-day year of twelve 30-day months.

The “Series 2007-1 Note Interest Rate” shall be equal to a fixed rate of 5.144% per annum.

(b)           Series 2007-1 Contingent Additional Interest Amounts.  The “Series 2007-1 Monthly Extension Period Contingent Additional Interest Amount” shall be, with respect to any Interest Accrual Period that occurs during a Series 2007-1 Extension Period (as defined below), an amount of additional interest on the Series 2007-1 Outstanding Principal Amount (as of the first day of the preceding Interest Accrual Period and after giving effect to all payments of principal made to Holders of such Series of Notes on such day) accrued over the preceding Interest Accrual Period at an annual rate equal to 0.25%, calculated based on a 360-day year of twelve 30-day months. The “Series 2007-1 Monthly Post-ARD Contingent Additional Interest Amount” shall be, with respect to any Interest Accrual Period occurring from and after the Series 2007-1 Anticipated Repayment Date if the Series 2007-1 Final Payment has not been made, an amount of additional interest on the Series 2007-1 Outstanding Principal Amount (as of the first day of the preceding Interest Accrual Period and after giving effect to all payments of principal made to Holders of such Series of Notes on such day) accrued over the preceding Interest Accrual Period at an annual rate equal to 0.25%, calculated based on a 360-day year of twelve 30-day months. Any Series 2007-1 Monthly Extension Period Contingent Additional Interest Amount or Series 2007-1 Monthly Post-ARD Contingent Additional Interest Amount (as applicable) is due and payable following accrual as and when amounts are made available for payment thereof in accordance with the Base Indenture, but such amounts will not be considered insured amounts under the Series 2007-1 Insurance Policy and failure to pay any Series 2007-1 Monthly Extension Period Contingent Additional Interest Amount or Series 2007-1 Monthly Post-ARD Contingent Additional Interest Amount (as applicable) shall not be an Event of Default and Overdue Interest will not accrue on any unpaid portion thereof; provided, that all accrued but unpaid Series 2007-1 Monthly Extension Period Contingent Additional Interest or Series 2007-1 Monthly Post-ARD Contingent Additional Interest (as applicable) shall be paid in full on the Series 2007-1 Legal Final Maturity Date, on any Payment Date with respect to a prepayment in full of the Series 2007-1 Notes or on any other day on which all of the Series 2007-1 Notes are required to be paid in full.  For purposes of Article X and Article XI of the Base Indenture, any Series 2007-1 Monthly Extension Period Contingent Additional Interest Amount or Series 2007-1 Monthly Post-ARD Contingent Additional Interest Amount, as applicable, shall be deemed a Series Additional Interest Payment Amount and shall not be insured by the Series Insurer.

“Series 2007-1 Final Payment” means the payment of all accrued and unpaid interest on, principal of and premium, if any, on all Outstanding Series 2007-1 Notes, and the payment of all accrued, and unpaid Insurer Premiums, Insurer Reimbursements and Insurer Expenses relating to the Series 2007-1 Notes and any and all other amounts due or that may become due to the Insurer in connection with the Series 2007-1 Notes.  For the avoidance of doubt, occurrence of the Series 2007-1 Final Payment shall not prejudice the rights of the Series Insurer under the Indenture or the Insurance Agreement with respect to any amounts owed to the Series Insurer relating to the Series 2007-1 Notes constituting Insurer Premiums, Insurer Reimbursements and Insurer Expenses that remain unpaid.

(c)           Series 2007-1 Closing Date.  The Closing Date shall be March 16, 2007.

(d)           Series 2007-1 Initial Interest Accrual Period.  The Initial Interest Accrual Period for the Series 2007-1 Notes shall commence on the Closing Date and end on April 19, 2007.

Section 5.2             Payment of 2007-1 Note Principal.

(a)           Series 2007-1 Notes Principal Payment at Legal Maturity.  The Series 2007-1 Outstanding Principal Amount shall be due and payable on the Series 2007-1 Legal Final Maturity Date.  The Series 2007-1 Outstanding Principal Amount may be subject to Mandatory Redemption pursuant to and in accordance with Section 9.1 of the Base Indenture and to Optional Redemption in whole or in part pursuant to and in accordance with Section 9.2 of the Base Indenture.

(b)           Series 2007-1 Anticipated Repayment Date.  The Series Anticipated Repayment Date for the Series 2007-1 Notes shall be the Payment Date occurring in March 2012, unless extended as provided below in this Section 5.2 (such date, the “Series 2007-1 Anticipated Repayment Date”).

(i)       First Extension Election.  Subject to the conditions set forth in Section 5.2(b)(iii) of this Series Supplement, the Co-Issuers shall have the option on or before the Payment Date occurring in September 2011 to elect (the “Series 2007-1 First Extension Election”) to extend the Series 2007-1 Anticipated Repayment Date to the Payment Date occurring in March 2013 by delivering written notice to the Indenture Trustee, the Noteholders and the Series Insurer;

(ii)      Second Extension Election.  Subject to the conditions set forth in Section 5.2(b)(iii) of this Series Supplement, if the Series 2007-1 First Extension Election has been made and becomes effective, the Co-Issuers shall have the option on or before the Payment Date occurring in September 2012 to elect (the “Series 2007-1 Second Extension Election”) to further extend the Series 2007-1 Anticipated Repayment Date to the Payment Date occurring in March 2014 by delivering written notice to the Indenture Trustee, the Noteholders and the Series Insurer.

(iii)     Conditions Precedent to Extension Elections.  It shall be a condition to the effectiveness of the Series 2007-1 Extension Elections that, in the case of the Series 2007-1 First Extension Election, on the Accounting Date occurring in February 2012 (the “First Extension Determination Date”), or in the case of the Series 2007-1 Second Extension Election, on the Accounting Date occurring in February 2013 (the “Second Extension Determination Date”), (a) the Series Debt Service Coverage Ratio relating to the Series 2007-1 Notes is greater than or equal to 2.50x, or,  unless the Series Debt Service Coverage Ratio relating to the Series 2007-1 Notes is equal to or greater than 2.50x, the Indenture Trustee has received the written consent of the Series Controlling Party relating to the Series 2007-1 Notes to such extension, (b) no Mandatory Redemption Event relating to the Series 2007-1 Notes, Default or Event of Default (or an event which with the lapse of time or giving of notice would be such a Mandatory Redemption Event, Default or Event of Default) has occurred and is continuing or would be a direct and immediate consequence of such extension; and (c) IHOP System-wide Sales are greater than or equal to $2,100,000,000.

For purposes of this Series Supplement, a “Series 2007-1 Extension Period” means, as applicable, the period from and including the Payment Date occurring in March 2012 to and excluding the Payment Date occurring in March 2013 following a Series 2007-1 First Extension Election and subject to the satisfaction of all the conditions required for such extension as of the First Extension Determination Date or the period from and including the Payment Date occurring in March 2013 to and excluding the Payment Date occurring in March 2014 following a Series 2007-1 Second Extension Election and subject to the satisfaction of all of the conditions required for such extension as of the Second Extension Determination Date.

For purposes of this Series Supplement, “IHOP System-wide Sales” means retail sales during the fiscal year preceding the First Extension Determination Date or the Second Extension Determination Date, as the case may be, of IHOP Restaurants operated by Franchisees, Area Licensees, and IHOP Corp. or any Affiliate thereof.

(iv)              Any notice given pursuant to Section 5.2(b)(i) or (ii) of this Series Supplement shall be irrevocable; provided that if the conditions set forth in this Section 5.2(b)(iii) are not met by the applicable date, the election set forth in such notice shall automatically be deemed ineffective.

(v)               Pursuant to and in accordance with the Insurance Policy and Premium Letter, in connection with the Series 2007-1 Notes, any such extension will result in an increase in premium as set forth in the Premium Letter (as defined below) in connection with the Series 2007-1 Notes.

(c)           Series 2007-1 Notes Mandatory Payments of Principal.  The Series 2007-1 Notes shall be subject to Mandatory Redemption as provided under and in accordance with Section 9.1 of the Base Indenture.

(d)           Series 2007-1 Notices of Final Payment.  The Co-Issuers shall notify the Indenture Trustee, the Series Insurer and the Rating Agencies on or before the Record Date preceding the Payment Date which will be the Series 2007-1 Anticipated Repayment Date; provided, however, that with respect to any final payment that is made in connection with any mandatory or optional redemption in full, the Co-Issuers shall not be obligated to provide any additional notice to the Indenture Trustee, the Series Insurer or the Rating Agencies of such final payment beyond the notice required to be given in connection with such redemption under Article IX of the Base Indenture.  The Indenture Trustee shall provide written notice to each person in whose name a Series 2007-1 Note is registered at the close of business on such Record Date that the immediately succeeding Payment Date will be the Series 2007-1 Anticipated Repayment Date.  Such written notice to be sent to the Series 2007-1 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Indenture Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the final payment will be made and shall specify that such final payment will be payable only upon presentation and surrender of the Series 2007-1 Notes and shall specify the place where the Series 2007-1 Notes may be presented and surrendered for such final payment.

Section 5.3             Principal Terms of the Series 2007-1 Notes.  The Series 2007-1 Notes shall have the following Principal Terms:

(a)           Initial Series Aggregate Principal Amount.  The Initial Series Aggregate Outstanding Principal Amount for the Series 2007-1 Notes shall be $175,000,000.

(b)           Maximum Series Aggregate Principal Amount.  The maximum Aggregate Outstanding Principal Amount for the Series 2007-1 Notes shall be $175,000,000.

(c)           Series Insurer Premium Payable Amount.  The Series Insurance Premium Payable Amount for Series 2007-1 Notes shall be as set forth in the Premium Letter, dated as of Closing Date, between the Co-Issuers and the Series Insurer.

(d)           Series Specific Accounts Established Pursuant to Article X of the Base Indenture.

(i)       Series 2007-1 Interest Payment Account;

(ii)      Series 2007-1 Principal Payment Account;

(iii)     Series 2007-1 Interest Reserve Account;

(iv)    Series 2007-1 Trigger Reserve Account; and

(v)     Series 2007-1 Fee Payment Account.

(e)           Series Initial Interest Reserve Deposit Amount.  $2,408,000 shall be deposited to the Series 2007-1 Note Interest Reserve Account on the Closing Date.

(f)            Series Interest Reserve Account Required Amount.  With respect to the Series 2007-1 Notes on each Payment Date and subsequent Weekly Allocation Date up to the next Payment Date, (A) if the Series Debt Service Coverage Ratio determined as of each of the three preceding Accounting Dates is equal to or greater than 2.25x, the Series Interest Reserve Account Required Amount shall be (i) the aggregate amount, without duplication, of the Estimated Daily Reserve Interest Amount for each day of the next Interest Accrual Period plus (ii) the Series Insurer Premium Payable Amount with respect to the Series 2007-1 Notes on the next Payment Date or (B) if the Series Debt Service Coverage Ratio determined as of the as of any of the three preceding Accounting Dates is less than 2.25x, the Series Interest Reserve Account Required Amount shall be the product of (i) three (3) and (ii) the amount determined in accordance with (A).

For purposes of this Series Supplement, “Estimated Daily Reserve Interest Amount” means (a) for any day during the first Interest Accrual Period, $26,756, (b) for any day during the second Interest Accrual Period, $26,756, and (c) for any day during each subsequent other Interest Accrual Period, the average of the Daily Reserve Interest Amount for each day during the most recent prior two consecutive Interest Accrual Periods.

For purposes of this Series Supplement, the “Daily Reserve Interest Amount” means the (a) product of (i) the Series 2007-1 Note Rate in effect for such Interest Accrual Period and (ii) the aggregate principal amount of Series 2007-1 Notes Outstanding as of the close of business on such day divided by (b) 360.

(g)           Series Additional Interest Amount.  Any Series 2007-1 Monthly Extension Period Contingent Additional Interest and Series 2007-1 Post-ARD Contingent Additional Interest shall be deemed a Series Additional Interest Amount as specified in Section 5.1(b).

(h)           Series Legal Final Maturity Date.  The Payment Date occurring in March 2037.

(i)            Ranking of Series 2007-1 Notes.  Series 2007-1 Notes rank pari passu as to principal and interest with Series 2007-2 Notes and will at all times rank no less than pari passu as to principal and interest with any other Series of Notes.

(j)            Series Insurer Make-Whole Premium.  The Insurer Make-Whole Premium relating to the Series 2007-1 Notes shall be as specified in the Premium Letter, dated as of the Closing Date, among the Co-Issuers and the Series Insurer.

(k)           Series Optional Redemption Premium.  The Series Optional Redemption Premium payable to Holders of the Series 2007-1 Notes upon Optional Redemption of any Series 2007-1 Notes will be an amount equal to the excess, if any, of (a) the discounted present value as of the related Series 2007-1 Optional Redemption Premium Calculation Date of such Series 2007-1 Optional Principal Redemption Amount as if paid on the Payment Date occurring three months before the Series 2007-1 Anticipated Repayment Date and the amount of interest that would have been payable thereon after the applicable Optional Redemption Date to but not including the Payment Date occurring three months before the Series 2007-1 Anticipated Repayment Date, utilizing a discount rate equal to the Applicable Treasury Rate plus 0.25%, over (b) such Series 2007-1 Optional Principal Redemption Amount.  All calculations of the Series Optional Redemption Premium shall be calculated based on a 360-day year of twelve 30-day months.

“Applicable Treasury Rate” means the per annum interest rate borne by a U.S. Treasury obligation with a tenor that is equal to the remaining Series 2007-1 Anticipated Life as of such Series 2007-1 Optional Redemption Premium Calculation Date, such discount rate to be converted to a monthly equivalent rate.  The Applicable Treasury Rate will be determined, if necessary, by interpolating linearly between yields reported for various maturities if no maturity corresponds to the applicable remaining Series 2007-1 Anticipated Life.  For purposes of such calculations, the Series 2007-1 Anticipated Life will be based on the period of time between such

Series 2007-1 Optional Redemption Premium Calculation Date and the Payment Date occurring three months before the Series 2007-1 Anticipated Repayment Date.

“Series 2007-1 Optional Redemption Premium Calculation Date” means the date on which the applicable Series Optional Redemption Premium, if any, to be paid in connection with an Optional Redemption will be calculated, which calculation date shall be no earlier than the fifth Business Day before the applicable Optional Redemption Date.

“Series 2007-1 Optional Principal Redemption Amount” means with respect to any Optional Redemption Date the Aggregate Outstanding Principal Amount of Series 2007-1 Notes to be redeemed.

“Series 2007-1 Anticipated Life” means, with respect to any date, the period of time between such date and the Payment Date occurring three (3) months prior to the Series 2007-1 Anticipated Repayment Date.

(l)            Series Minimum Debt Service Coverage Ratio.  The Series Minimum Debt Service Coverage Ration applicable to the Series 2007-1 Notes shall be 1.50x.

(m)          Series IHOP Corp. Consolidated Ratio Threshold.  The Series IHOP Corp. Consolidated Ratio Threshold applicable to the Series 2007-1 Notes shall be 7.00x.

(n)           Series Trigger Reserve Proportions and Related Series DSCR Trigger Reserve Account Deposit Threshold Ranges.  On each Weekly Allocation Date, a Series Trigger Reserve Proportion of (A) 40% shall be applicable if the Series Debt Service Coverage Ratio determined as of the immediately preceding Accounting Date is less than 1.85x and greater than or equal to 1.65x and (B) 80% shall be applicable if the Series Debt Service Coverage Ratio determined as of the immediately preceding Accounting Date is less than 1.65x.

(o)           Series Trigger Reserve Release Event.  With respect to any Payment Date that occurs during a Series Trigger Reserve Period, a Series Trigger Reserve Release Event relating to the Series 2007-1 Notes shall occur if (A) (i) the least of the Series Debt Service Coverage Ratios relating to the Series 2007-1 Notes as was determined as of each of the preceding three Accounting Dates is greater than or equal to 1.65x and (ii) the Series Debt Service Coverage Ratio relating to the Series 2007-1 Notes as was determined as of the fourth preceding Accounting Date was less than 1.65x or (B) (i) the least of the Series Debt Service Coverage Ratios relating to the Series 2007-1 Notes as was determined each of the preceding three Accounting Dates is greater than or equal to 1.85x and (ii) the Series Debt Service Coverage relating to the Series 2007-1 Notes as was determined as of the fourth preceding Accounting Date was less than 1.85x; provided, that no Series Trigger Reserve Release Event relating to the Series 2007-1 Notes shall occur prior to the Payment Date occurring in September 2007, or if a Default, Event of Default, Servicer Termination Event or a Mandatory Redemption Event relating to the Series 2007-1 Notes is continuing.

(p)           Series Trigger Reserve Release Amount.  The Series Trigger Reserve Release Amount with respect the Series 2007-1 Notes shall be equal to the amount, if any, by which (a) the amount then on deposit in the Series 2007-1 Trigger Reserve Account exceeds (b) the Release Ratio Amount.

For purposes of this Series Supplement, the “Release Ratio Amount” is the amount of funds that would have been deposited to the Series 2007-1 Trigger Reserve Account during a Series Trigger Reserve Period had the Series Debt Service Coverage Ratio during such Series Trigger Reserve Period been equal to the least of the Series Debt Service Coverage Ratios relating to the Series 2007-1 Notes as was determined as of any of the immediately preceding three Accounting Dates, following a Series Trigger Reserve Release Event.

For purposes of this Series Supplement, “Series Trigger Reserve Period” means a period that commences on the first Accounting Date on which the Series Debt Service Coverage Ratio with respect to the Series 2007-1 Notes is less than 1.85x and ending on the first subsequent Accounting Date on which the Series Debt Service Coverage Ratio determined as of such Accounting Date and the immediately preceding two Accounting Dates is equal to or greater than 1.85x.

(q)           Series Interest Reserve Release Event.  On any Payment Date, a Series Interest Reserve Release Event relating to the Series 2007-1 Notes occurs when the amount on deposit in the Series 2007-1 Interest Reserve Account is greater than the Series Interest Reserve Required Amount applicable to the Series 2007-1 Notes; provided, that no Series Interest Reserve Release Event relating to the Series 2007-1 Notes shall occur prior to Payment Date occurring in September 2007, or if a Servicer Termination Event, Default, Event of Default or a Mandatory Redemption Event relating to the Series 2007-1 Notes is continuing.

(r)            Series Interest Reserve Release Amount.  The Series Interest Reserve Release Amount shall be the excess of the amount on deposit in the Series 2007-1 Interest Reserve Account over the Series Interest Reserve Account Required Amount.

(s)           Additional Issuance Series DSCR Threshold.  The Additional Issuance Series DSCR Threshold applicable to the Series 2007-1 Notes shall be 2.50x.

(t)            Defective Asset Payment Series DSCR Threshold.  The Defective Asset Payment Series DSCR Threshold applicable to Series 2007-1 Notes shall be 3.50x.

(u)           Ste Series DSCR Threshold.  The STE Series DSCR Threshold applicable to the Series 2007-1 Notes shall be 1.25x

(v)           EOD Series DSCR Threshold.  The EOD Series DSCR Threshold applicable to the Series 2007-1 Notes shall be 1.25x.

(w)          Unhedged Floating Rate Principal Limit.  The Unhedged Floating Rate Principal Limit applicable with respect to the Series 2007-1 Notes shall be $50,000,000.

(x)            Other Provisions.  Payment of interest (but not any Series Optional Redemption Premium, Overdue Interest relating to Series 2007-1 Notes, Series 2007-1 Monthly Extension Period Contingent Additional Interest Amount or Series 2007-1 Monthly Post-ARD Contingent Additional Interest Amount or any other similar amounts above the 2007-1 Series Note Interest Rate) on the Series 2007-1 Notes when due and the full payment of principal of the Series 2007-1 Notes at the Legal Final Maturity Date is guaranteed by the Series Insurer pursuant to and in accordance with the Insurance Policy and the Insurance Agreement.

ARTICLE VI

RATIFICATION AND INCORPORATION OF BASE INDENTURE

Except as otherwise expressly provided herein, all of the provisions, terms and conditions of the Base Indenture are in all respects ratified and confirmed, and hereby incorporated by reference; and the Base Indenture as so incorporated and modified by this Series Supplement shall be taken, read and construed together with this Series Supplement as one and the same instrument.

ARTICLE VII

FORM OF NOTES

The form of the Series 2007-1 Notes, including the Certificate of Authentication, shall be substantially as set forth as Exhibits A-1, A-2 and A-3 to this Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture or this Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such Notes.

The certificates evidencing the Series 2007-1 Notes will bear legends substantially to the following effect unless the co-issuers determine otherwise in compliance with applicable law.

THIS SERIES 2007-1 FIXED RATE TERM NOTE DUE 2037 (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NEITHER IHOP FRANCHISING, LLC NOR IHOP IP, LLC (THE “CO-ISSUERS”) HAVE BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A PERSON WHO IS NOT A COMPETITOR AND (B)(I) IN THE UNITED STATES TO EITHER AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND A “QUALIFIED PURCHASER” (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND NONE OF WHICH ARE (X) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (Y) A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR ANY

OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, OR (Z) FORMED FOR THE PURPOSE OF INVESTING IN THE CO-ISSUERS (EXCEPT WHERE EACH BENEFICIAL OWNER IS A QUALIFIED PURCHASER), OR (II) OUTSIDE THE UNITED STATES TO AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS A QUALIFIED PURCHASER AND NEITHER A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR A “U.S. RESIDENT” AS DEFINED FOR PURPOSES OF THE INVESTMENT COMPANY ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH ARE A U.S. PERSON OR A U.S. RESIDENT, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.  EACH INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.  EACH INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A [REGULATION S GLOBAL NOTE] [RESTRICTED NOTE] OR [AN UNRESTRICTED NOTE] WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY.

THE CO-ISSUERS MAY REQUIRE ANY HOLDER OF THIS NOTE WHO IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON WHO IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) A QUALIFIED PURCHASER IN A TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

The certificates evidencing the Series 2007-1 Notes that are Regulation S Global Notes will also bear legends substantially to the following effect unless the Co-Issuers determine otherwise in compliance with applicable law:

UNTIL 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

Each Series 2007-1 Note in global form will bear a legend substantially to the following effect unless the Co-Issuers determine otherwise in compliance with applicable law:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CO-ISSUERS OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE VIII

GOVERNING LAW

THIS SERIES SUPPLEMENT AND EACH OF THE SERIES 2007-1 NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ARTICLE IX

EXECUTION IN COUNTERPARTS; EFFECTIVE TIME

This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  This Series Supplement shall become effective upon the execution of a counterpart hereof by the Co-Issuers, the Indenture Trustee and the Series Insurer.

ARTICLE X

MODIFICATION OF SERIES SUPPLEMENT

This Series Supplement may not be modified except by a writing executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

IHOP FRANCHISING, LLC, as Issuer

By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

IHOP IP, LLC, as Co-Issuer

By:	/s/ THOMAS G. CONFORTI
Name: Thomas G. Conforti
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ BENJAMIN J. KRUEGER
Name: Benjamin J. Krueger
Title: Vice President

FINANCIAL GUARANTY INSURANCE COMPANY, as Series Insurer

By:	/s/ DEREK DONNELLY
Name: Derek Donnelly
Title: Director